UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 19, 2008

(Date of earliest event reported: November 14, 2008)

THRESHOLD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Seaport Boulevard

Redwood City, California 94063

(Address of principal executive offices)(Zip Code)

(650) 474-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 14, 2008, Michael F. Powell submitted his resignation from the Board of Directors (the “Board”) of Threshold Pharmaceuticals Inc. (the “Company”), effective immediately.

(d) In order to fill the vacancy created by the resignation of Dr. Powell, on November 14, 2008, the Board, upon the Recommendation of the Nominating and Corporate Governance Committee, elected Jeffrey W. Bird as a Class I director, to serve until the Company’s 2011 Annual Meeting of Stockholders and until his successor is duly elected and qualified, effective immediately. The Board also appointed Dr. Bird to serve as a member of the Company’s Audit Committee and the Nominating and Governance Committee.

Dr. Bird is a Managing Director at Sutter Hill Ventures, a venture capital firm based in Palo Alto, California. Dr. Bird was previously Senior Vice President, Business Operations at Gilead Sciences, where he oversaw business development and commercial activities. Dr. Bird received a degree in Biological Sciences from Stanford in 1982, a Ph.D. in Cancer Biology in 1988 and a M.D. in 1992 from Stanford Medical School. Dr. Bird is currently a board member of a number of private biotechnology companies.

Effective on the date of his appointment to the Board, Dr. Bird was automatically awarded a nonstatutory stock option to purchase 5,000 shares of common stock under our 2004 Amended and Restated Equity Incentive Plan. This award has an exercise price of $0.48 per share, which represents the closing price of the Company’s common stock quoted on the NASDAQ Global Market on November 14, 2008, the date of grant, and the resulting fair market value of the Company’s common stock as determined in accordance with the terms of the 2004 Amended and Restated Equity Incentive Plan. The shares subject to the award shall vest in equal monthly installments over 36 months from the date of grant, for so long as Dr. Bird continuously remains a director of, or a consultant to, the Company. In addition, on the date of our annual stockholders’ meeting of each year beginning in 2009 and contingent upon his continuous service as a member of the Board of Directors, Dr. Bird will automatically be granted a nonstatutory stock option under the 2004 Amended and Restated Equity Incentive Plan to purchase 2,500 shares of common stock with an exercise price equal to the then fair market value of the Company’s common stock. The shares subject to each such annual option award shall vest in a series of 12 successive equal monthly installments measured from the date of grant, for so long as Dr. Bird continuously remains a director of, or a consultant to, the Company.

The foregoing summary of the terms of the automatic awards of nonstatutory stock options to the Company’s non-employee directors, including Dr. Bird, is qualified in its entirety by the 2004 Amended and Restated Equity Incentive Plan filed as Exhibit 10.20 to the Company’s Current Report on Form 8-K filed with the SEC on May 24, 2005 and incorporated herein by reference.

In addition, Dr. Bird will be entitled to receive an annual cash retainer of $30,000, an annual cash retainer of $10,000 for each committee of the Board on which Dr. Bird serves and reimbursement for all reasonable out-of-pocket expenses incurred in connection with attendance at Board and committee meetings.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press Release dated November 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THRESHOLD PHARMACEUTICALS, INC.

By:	/s/ JOEL A. FERNANDES
Joel A. Fernandes
Senior Director, Finance and Controller

Date: November 19, 2008